Exhibit 99.2

cognizant

FY 2023

"I'm grateful to our nearly 350,000 employees for their tremendous year-long work enhancing our strength as industry experts, collaborative partners and passionate innovators for our clients. We delivered Q4 revenue within our guided range and we've maintained our commercial momentum. Full-year bookings of $26.3 billion represent an increase of 9% year-over-year, driven by new clients and large deals. To keep advancing our ability to design and deliver solutions, we continue to invest in generative AI, cloud, data modernization, digital engineering and IoT. I believe Cognizant is now in a significantly stronger position than a year ago to help our clients transform their businesses to prepare for the future as they navigate ongoing macro-economic pressures."

Ravi Kumar S | Chief Executive Officer

Revenue

$19.4 billion

Reported YoY ↓ 0.4%

Constant Currency YoY ↓ 0.3%

GAAP Operating Margin | 13.9% **Adjusted Operating Margin |** 15.1% **GAAP EPS |** $4.21 **Adjusted Diluted EPS |** $4.55

Cash Flow

Cash Flow From Operations: $2,330M

Free Cash Flow: $2,013M

Capital Return

FY 2023 Dividend: $591M ($1.16/share)

FY 2023 Share Repurchases: $1,064M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY


Rest of World
↓ 6.6% ↓ 2.6%
$1.3
Europe
↑ 5.2 % ↑ 3.9%
$3.8
North America
↓ 1.2% ↓ 1.1%
$14.3

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY


Communications, Media & Technology
↑ 2.6% ↑ 3.1%
$3.3
Products & Resources
↑ 1.4% ↑ 1.5%
$4.6
Financial Services
↓ 4.3% ↓ 4.2%
$5.8
Health Sciences
↑ 0.8% ↑ 0.5%
$5.7

Cognizant / Oxford Economics Impact Study on GenAI


cognizant
New work, new world
Hard numbers are finally here. Generative AI could deliver up to $1 trillion in annual growth by 2032, while potentially disrupting up to 90% of existing jobs. How can leaders navigate an upheaval of this scale and realize the technology's full potential? By investing in people.

For non-GAAP financial reconciliations refer to Cognizant's 2023 fourth quarter earnings release issued on February 6, 2024, which accompanies this presentation and is available at investors.cognizant.com.

cognizant

Q4 2023

"Fourth quarter's sequential improvement in adjusted operating margin to 16.1% reflects our ongoing operational rigor and our NextGen cost optimization program, which have enabled us to exceed our margin commitment and continue to invest in our strategy to improve future revenue growth. We were also pleased to deliver full-year free cash flow of $2 billion, which represented 95% of net income. We remain committed to adjusted operating margin expansion of 20 to 40 basis points in 2024 and to our balanced capital allocation framework, which includes share repurchases, inorganic investments to support our strategic priorities, and today's announced dividend increase."

Jatin Dalal | Chief Financial Officer

Revenue

$4.8 billion

Reported YoY ↓ 1.7%

Constant Currency YoY ↓ 2.4%

GAAP Operating Margin | 15.2% **Adjusted Operating Margin |** 16.1% **GAAP EPS |** $1.11 **Adjusted Diluted EPS |** $1.18

Q4 2023 Cash Flow	Cash Flow From Operations	Free Cash Flow
	$737M	$659M

Q4 2023 Capital Return	Dividends	Share Repurchases
	$146M $0.29/share	$313M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY

Rest of World ↓ 9.9% ↓ 7.9%

Europe ↑ 1.3% ↓ 3.4%



$0.3
$1.0
$3.5

North America ↓ 1.6% ↓ 1.7%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY

Communications, Media & Technology ↑ 2.6% ↑ 2.0%

Products & Resources ↑ 1.3% ↑ 0.3%



$0.8
$1.4
$1.2
$1.4

Financial Services ↓ 5.8% ↓ 6.6%

Health Sciences ↓ 2.1% ↓ 2.7%

Employee Metrics

Total Employees	347,700	+1,100	QoQ
		(7,600)	YoY
Voluntary - Tech Services Attrition (Trailing 12-Month)	13.8% Down 12 pts. YoY		

Acquisition Announced

THIRDERA

Elite ServiceNow Partner specializing in advisory, implementation and optimization solutions

For non-GAAP financial reconciliations refer to Cognizant's 2023 fourth quarter earnings release issued on February 6, 2024, which accompanies this presentation and is available at investors.cognizant.com.